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                                                                   EXHIBIT 10.20





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                                  ABGENIX, INC.

                           LOAN AND SECURITY AGREEMENT


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
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                                       TABLE OF CONTENTS

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
1.      DEFINITIONS AND CONSTRUCTION.......................................................  1
        1.1    Definitions.................................................................  1
        1.2    Accounting Terms............................................................  7

2.      ADVANCES AND TERMS OF PAYMENT......................................................  7
        2.1    Advances....................................................................  7
        2.2    Interest Rates, Payments, and Calculations..................................  7
        2.3    Crediting Payments..........................................................  8
        2.4    Fees........................................................................  8
        2.5    Additional Costs............................................................  9
        2.6    Term........................................................................  9

3.      CONDITIONS OF LOANS................................................................  9
        3.1    Conditions Precedent to Initial Advance.....................................  9
        3.2    Conditions Precedent to all Advances........................................ 10

4.      CREATION OF SECURITY INTEREST...................................................... 10
        4.1    Grant of Security Interest.................................................. 10
        4.2    Delivery of Additional Documentation Required............................... 10

5.      REPRESENTATIONS AND WARRANTIES..................................................... 11
        5.1    Due Organization and Qualification.......................................... 11
        5.2    Due Authorization; No Conflict.............................................. 11
        5.3    No Prior Encumbrances....................................................... 11
        5.4    Name; Location of Chief Executive Office.................................... 11
        5.5    Litigation.................................................................. 11
        5.6    No Material Adverse Change in Financial Statements.......................... 11
        5.7    Solvency.................................................................... 11
        5.8    Regulatory Compliance....................................................... 11
        5.9    Environmental Condition..................................................... 12
        5.10   Taxes....................................................................... 12
        5.11   Subsidiaries................................................................ 12
        5.12   Government Consents......................................................... 12
        5.13   Full Disclosure............................................................. 12

6.      AFFIRMATIVE COVENANTS.............................................................. 12
        6.1    Good Standing............................................................... 12
        6.2    Government Compliance....................................................... 12
        6.3    Financial Statements, Reports, Certificates................................. 13
        6.4    Taxes....................................................................... 13
        6.5    Insurance................................................................... 13
        6.6    Debt-Net Worth Ratio........................................................ 14
        6.7    Tangible Net Worth.......................................................... 14
        6.8    Minimum Liquidity/Debt Service Coverage..................................... 14
        6.9    Right to Inspect............................................................ 14
        6.10   Principal Depository........................................................ 14

7.      NEGATIVE COVENANTS................................................................. 14
        7.1    Dispositions................................................................ 14
        7.2    Change in Business.......................................................... 14

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
        7.3    Mergers or Acquisitions..................................................... 14
        7.4    Indebtedness................................................................ 15
        7.5    Encumbrances................................................................ 15
        7.6    Distributions............................................................... 15
        7.7    Investments................................................................. 15
        7.8    Transactions with Affiliates................................................ 15
        7.9    Subordinated Debt........................................................... 15
        7.10   Compliance.................................................................. 15

8.      EVENTS OF DEFAULT.................................................................. 15
        8.1    Payment Default............................................................. 15
        8.2    Covenant Default............................................................ 15
        8.3    Attachment.................................................................. 16
        8.4    Insolvency.................................................................. 16
        8.5    Other Agreements............................................................ 16
        8.6    Judgments................................................................... 16
        8.7    Guarantor................................................................... 16
        8.8    Misrepresentations.......................................................... 16

9.      BANK'S RIGHTS AND REMEDIES......................................................... 16
        9.1    Rights and Remedies......................................................... 16
        9.2    Power of Attorney........................................................... 17
        9.3    Bank Expenses............................................................... 17
        9.4    Bank's Liability for Collateral............................................. 17
        9.5    Remedies Cumulative......................................................... 18
        9.6    Demand; Protest............................................................. 18

10.     NOTICES............................................................................ 18

11.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................................... 18

12.     GENERAL PROVISIONS................................................................. 19
        12.1   Successors and Assigns...................................................... 19
        12.2   Indemnification............................................................. 20
        12.3   Time of Essence............................................................. 20
        12.4   Severability of Provisions.................................................. 20
        12.5   Amendments in Writing, Integration.......................................... 20
        12.6   Counterparts................................................................ 20
        12.7   Survival.................................................................... 20
        12.8   Confidentiality............................................................. 20
        12.9   Guaranty.................................................................... 21
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        This LOAN AND SECURITY AGREEMENT is entered into as of January 23, 1997, by and between SILICON VALLEY BANK ("Bank") and ABGENIX, INC. ("Borrower").


                                    RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                    AGREEMENT

        The parties agree as follows:

        1.      DEFINITIONS AND CONSTRUCTION

                1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                    "Advance" or "Advances" have the meaning set forth in
Section 2.1.

                    "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                    "Aggregate Obligations" means the aggregate outstanding
Obligations of Borrower, as defined in this Agreement, and the aggregate outstanding Obligations of Guarantor, as defined in the Loan and Security
Agreement of even date with Bank.

                    "Availability Date" has the meaning set forth in Section
2.1.

                    "Bank Expenses" means all: reasonable costs or expenses
(including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration (including for example negotiation of landlord waivers, and amendments and waivers to the Loan Documents, but not including day to day administration of the Loan Documents) or, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

                    "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                    "Cash Burn" means, as of the last day of any fiscal quarter with respect to Borrower and Guarantor on a consolidated basis, the change in cash balances (excluding changes in debt or equity or corporate milestone payments) from the last day of the preceding quarter.

                    "Closing Date" means the date of this Agreement.

                    "Code" means the California Uniform Commercial Code.

                    "Collateral" means the property described on Exhibit A attached hereto; provided that "Collateral" shall mean the property described on Exhibit A-1 attached hereto upon the occurrence of a Conversion Event.


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                    "Committed Line" means Four Million Three Hundred Thousand
Dollars ($4,300,000).

                    "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent
Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                    "Conversion Event" means the earlier of (i) the date that the balance of the Liquidity is less than two and one half (2.5) times the Aggregate Obligations, or (ii) the date that Cash Burn is less than twelve (12) months.

                    "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                    "Debt Service Coverage" means, as of any date of determination, with respect to Borrower and its Subsidiaries on a consolidated basis, a ratio of (a) the sum of (i) earnings after tax plus (ii) interest and non-cash expense to (b) the sum of (i) current portion of long term debt plus
(ii) interest expense.

                    "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                    "Equipment" means all equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, and all proceeds thereof.

                    "Facility" means the Advances provided to Borrower by Bank pursuant to Section 2 hereof.

                    "GAAP" means generally accepted accounting principles as in effect from time to time.

                    "Guarantor" means Cell Genesys, Inc.

                    "Guaranty" means an unconditional guaranty of Guarantor.

                    "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent
Obligations.

                    "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy
Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria,

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compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                    "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                    "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                    "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance. It is expressly agreed and understood that licenses of intellectual property in the ordinary course of business and licenses or similar arrangement entered into or Liens granted in connection with joint ventures, collaborations and research and development limited partnerships shall not be considered "Liens" for purpose of this Agreement and shall not be restricted by any provision hereof.

                    "Liquidity" means, at any time of determination, the sum of Borrower's and Guarantor's (i) cash balance of deposit accounts and investment accounts, plus (ii) market value of all readily marketable securities beneficially owned by Borrower or Guarantor, minus (iii) cash value of any certificates of deposit or securities encumbered and/or restricted by Bank or other Persons.

                    "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                    "Material Adverse Effect" means a material adverse effect on -(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations.

                    "Maturity Date" means January 22, 2001.

                    "Obligations" means all debt, principal, interest, Bank
Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                    "Periodic Payments" means all installments of principal or interest that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                    "Permitted Indebtedness" means:

                    (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                    (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                    (c) Subordinated Debt;

                    (d) Indebtedness to trade creditors incurred in the ordinary course of business;

                    (e) Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby); provided that the incurrence of

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such Indebtedness or Contingent Obligations, as the case may be, does not result in a violation of Section 7.7 as a consequence of the provisos set forth in paragraph (d) of the definition of "Permitted Investments;"

                    (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of Borrower with respect to obligations of any Subsidiary
(provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent
Obligations of any Subsidiary with respect to obligations of any other
Subsidiary (provided that the primary obligations are not prohibited hereby);

                    (g) Indebtedness secured by Permitted Liens;

                    (h) Indebtedness by Borrower and its Subsidiaries consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Borrower or its Subsidiaries in respect of transactions entered into in the ordinary course of business.

                    (i) Capital leases or indebtedness incurred solely to purchase Equipment (excluding the Collateral) which is secured in accordance with clause (c) of the definition of "Permitted Liens" and is not in excess of the lesser of the purchase price of such Equipment or the fair market value of such Equipment on the date of acquisition; and

                    (j) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

                    "Permitted Investment" means:

                    (a) Investments existing on the Closing Date disclosed in the Schedule;

                    (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either
Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) other similar short term investments made in accordance with an investment policy adopted by the Board of Directors of Borrower, a true and correct copy of which will be delivered to Bank promptly following the Closing Date and promptly following each change in such policy;

                    (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                    (d) Investments (whether consisting of the purchase of securities, loans, capital contributions, or otherwise) of Subsidiaries in or to other Subsidiaries or in Borrower;

                    (e) Investments consisting of receivables owing to Borrower or its Subsidiaries by Persons and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business; provided that this paragraph (f) shall not apply to Investments owing by Subsidiaries to Borrower;

                    (f) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business; (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries;


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                    (g) Investments pursuant to or arising under currency
agreements or interest rate agreements entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;

                    (h) Investments permitted under Section 7.3;

                    (i) Investments consisting of deposit accounts of Borrower in which Bank has a Lien prior to any other Lien;

                    (j) Investments consisting of deposit accounts of any Subsidiaries maintained in the ordinary course of business;

                    (k) Investments accepted in connection with Transfers permitted by Section 7.1;

                    (l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

                    (m) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business.

                    "Permitted Liens" means the following:

                    (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                    (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                    (c) Liens (i) upon or in any Equipment (other than the Collateral) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or leasing of such Equipment, or (ii) existing on such Equipment at the time of its acquisition or lease, provided that the Lien is confined solely to the Equipment so acquired or leased;

                    (d) Leases or subleases and license and sublicenses granted to others in the ordinary course of Borrower's or its Subsidiaries' business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

                    (e) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary);

                    (f) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating lease in the ordinary course of business incurred solely for the purpose of financing the lease of such Equipment;

                    (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.7;


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                    (h) Easements, reservations, rights-of-way, restrictions,
minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of the business of Borrower and its Subsidiaries, taken as a whole;

                    (i) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; provided that with respect to Liens on amounts on deposit owned by Borrower, such Liens shall not be prior to the Lien of Bank;

                    (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                    (k) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and

                    (l) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing
Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                    "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                    "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                    "Responsible Officer" means each of the Chief Executive
Officer, the Chief Financial Officer and the Senior Director Finance of
Borrower.

                    "Schedule" means the schedule of exceptions attached hereto, if any.

                    "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                    "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                    "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                    "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated
Debt.

                1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

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        2.     ADVANCES AND TERMS OF PAYMENT

               2.1 Advances.

                   (a) At any time from the date hereof through July 22, 1997
(the "Availability Date"), Borrower may from time to time request advances (each an "Advance" and, collectively, the "Advances") from Bank in an aggregate principal amount of up to the Committed Line; provided, however, that there shall be no more than five (5) Advances permitted hereunder; and provided, further, that each Advance shall be in a minimum amount of One Hundred Thousand
Dollars ($100,000). The Advances shall be used only to pay up to 100% of the costs of tenant improvements constructed and equipment acquired by Borrower.

                   (b) Interest shall accrue from the date of each Advance at the rate specified in Section 2.2(a), and shall be payable monthly in arrears in accordance with Section 2(d). The Advance or Advances that are outstanding on the Availability Date will be payable in forty-two (42) equal monthly installments of principal, beginning on July 25, 1997. All Advances, and all other amounts outstanding hereunder, shall be paid in full on the Maturity Date.

                   (c) When Borrower desires to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by a Responsible Officer and include a copy of all documentation required by Bank to evidence the tenant improvements or equipment to be financed. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or losses suffered by Bank as a result of such reliance.

               2.2 Interest Rates, Payments, and Calculations.

                   (a) Interest Rate. Except as set forth in Section 2.2(b) and subject to the following sentence, all outstanding Advances shall bear interest at a rate equal to one (1.0) percentage point above the Prime Rate. Except as set forth in Section 2.2(b), Borrower shall have a one-time option, exercisable by written notice to Bank on the Equipment Availability Date, to elect that all outstanding Advances shall bear interest at a rate equal to three and one half
(3.5) percentage points above the forty-two (42) month Treasury Note Yield to maturity for four (4) year treasury bills, as such rate is quoted by Bank. Such fixed rate option, once elected, shall continue for the term of the Equipment
Facility.

                   (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                   (c) Payments. Interest hereunder shall be due and payable on the twenty-second calendar day of each month during the term hereof. After the occurrence and during the continuance of an Event of Default, Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                   (d) Prepayment. In the event Borrower prepays, in whole or in part, any outstanding obligations hereunder, Borrower shall pay to Bank, concurrently with such payment, a prepayment fee commensurate with interest rate protection, as assessed by Bank, under the fixed rate option set forth in
Section 2.2(a). Borrower agrees that such fee is compensation to the Bank for lost profits in connection with such prepayment and does not constitute a penalty. Bank's determination of such amount shall be made by Bank in good faith, in its sole discretion, and shall be deemed correct absent manifest error.


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                   (e) Computation. All interest chargeable under the Loan
Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. If the Facility at any time bears interest based on the Prime Rate, then in the event the Prime Rate is changed from time to time, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.

               2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. All payments hereunder shall be made, without counterclaim or set off, by wire transfer of immediately available funds or authorized debit of Borrower's deposit account, prior to 2:00 p.m (California time) on the date when due. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 p.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan
Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next
Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

               2.4 Fees. Borrower shall pay to Bank the following:

                   (a) Facility Fee. A Facility Fee equal to Forty Three
Thousand Dollars ($43,000), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable; and

                   (b) Bank Expenses. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses not to exceed $10,000 for this Agreement and the Loan and Security
Agreement with Guarantor, and, after the date hereof, all Bank Expenses within thirty (30) days after receiving an invoice therefor.

               2.5 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case occurring after the date hereof:

                   (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                   (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                   (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided, however, that the Borrower shall not be liable for any such amount attributable to any period prior to 180 day prior to the date of such certificate.

                                        8


               2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations (excluding Obligations under Sections 2.5 and 12.2 to the extent they remain inchoate at the time outstanding payment Obligations are paid in full) are outstanding.


        3.     CONDITIONS OF LOANS

               3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                      (a) this Agreement;

                      (b) a certificate of the Secretary of Borrower attaching thereto true and correct copies of Borrower's Certificate of Incorporation, By-laws, board resolutions authorizing the execution and delivery of the Loan Documents and certifying as to the incumbency of the officers executing the Loan Documents;

                      (c) an amendment to financing statement (Form UCC-2);

                      (d) financing statements (Forms UCC-1) in form to be filed with the Secretary of State of California and the San Mateo County Recorder;

                      (e) insurance certificate;

                      (f) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof; and

                      (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

               3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                      (a) timely receipt by Bank of the Payment/Advance Form and related documentation as provided in Section 2.1; and

                      (b) the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

        4.     CREATION OF SECURITY INTEREST

               4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Upon a Conversion Event, Bank may file the Form UCC-2 with the California Secretary of State. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of instruments, documents, chattel paper or certificated securities, to the extent that Bank takes possession of such Collateral. With respect to the balances in deposit accounts at Bank, including all investments in such accounts, Borrower shall have the right to continue to have access to and have the right to use all funds and investments in such accounts, including having the right to withdraw all funds in such accounts, subject only to the provisions of Article 9 of this Agreement.

               4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

        5.     REPRESENTATIONS AND WARRANTIES

               Borrower represents and warrants as follows:

               5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

               5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

               5.3 No Prior Encumbrances. Borrower has good and indefeasible title to its assets, free and clear of Liens, except for Permitted Liens.

               5.4 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

               5.5 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

               5.6 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

               5.7 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

               5.8 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

               5.9 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

               5.10 Taxes. Borrower and each Subsidiary has filed or caused to be filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

               5.11 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

               5.12 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing or to given any such notice would not reasonably be expected to have Material Adverse Effect.

               5.13 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, (it being recognized by Bank that the projections and forecasts provided by Borrower are not be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

        6.     AFFIRMATIVE COVENANTS

               Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

               6.1 Good Standing. Borrower shall maintain or cause to be maintained its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

               6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

               6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) within forty-five (45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer, together with a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto; (b) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, all reports on Form 10-K and Form 10-Q of Guarantor; (d) if Liquidity is at any time less than the greater of (i) three (3.0) times the Aggregate Obligations or (ii) Cash Burn of twelve (12) months, then as soon as available, but in any event within thirty (30) days after the last day of each month, company-prepared balance sheet and income statement covering Borrower's and Guarantor's consolidated operations during such period, certified by a Responsible Officer; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; and (f) such other financial information as Bank may reasonably request from time to time.

               6.4 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

               6.5    Insurance.

                      (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                      (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank for application to the Obligations.

               6.6 Debt-Net Worth Ratio. From and after the termination of the Guaranty, Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.0 to 1.0.

               6.7 Tangible Net Worth. From and after the termination of the Guaranty, Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than three (3.0) times the Obligations of Borrower.

               6.8 Minimum Liquidity/Debt Service Coverage. Subject to the remainder of this Section, Borrower and Guarantor, on a consolidated basis, shall maintain, as of the last day of each fiscal quarter Liquidity of at least the greater of (a) two (2.0) times the Aggregate Obligations or (b) two (2.0) quarters of Cash Burn; provided that from and after the termination of the Guaranty, Borrower (without consolidation with Guarantor) shall comply with the terms of this sentence. Notwithstanding the foregoing, from and after the time Borrower and Guarantor, on a consolidated basis, achieve for four consecutive fiscal quarters a Debt Service Coverage of at least 1.50 to 1.00, Borrower and Guarantor shall not be subject to the Minimum Liquidity requirement set forth above, but instead shall maintain, as of the last day of each fiscal quarter, a Debt Service Coverage of at least 1.50 to 1.00; provided that from and after the termination of the Guaranty, Borrower (without consolidation with Guarantor) shall comply with the terms of this sentence.

               6.9 Right to Inspect. Borrower authorizes Bank (through any of its officers, employees, or agents), upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's financial books and records and to make copies thereof and to verify Borrower's financial condition.

               6.10 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.

        7.     NEGATIVE COVENANTS

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

               7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of inventory in the ordinary course of business; (ii) Transfers of non-exclusive or exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment; (iv) Transfers which constitute liquidation of Investments permitted under Section 7.7; and (v) other Transfers in the ordinary course of business (it is expressly agreed and understood that the ordinary course of Borrower's business includes entering into agreements and arrangements with third parties for research, development, manufacturing, sale or marketing of products and the licensing of intellectual property in connection with such agreements and arrangements.

               7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

               7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, that this Section 7.3 shall not apply (i) to transactions among Borrower and its Subsidiaries in which Borrower is the surviving entity or (ii) where an Event of Default, or event that with the giving of notice or passage from time or both would constitute an Event of Default, exists or would exist before or after the consummation of such transaction.

               7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

               7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any accounts receivable, or permit any of its Subsidiaries so to do, except for Permitted Liens.

               7.6 Distributions. Declare or pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

               7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

               7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments

               7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt which could reasonably be expected to adversely affect Bank or the seniority of Bank's debt, without Bank's prior written consent.

               7.10 Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8.     EVENTS OF DEFAULT

               Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

               8.1 Payment Default. If Borrower fails to pay the principal of any Advances when due and payable; or fails to pay any interest on any Advances within three days of when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

               8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.6, 6.7 or 6.8 or violates any of the covenants contained in
Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

               8.3 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

               8.4 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

               8.5 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that could reasonably be expected have a Material Adverse Effect;

               8.6 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

               8.7 Guarantor. If an Event of Default occurs under that certain Loan and Security Agreement between Guarantor and Bank of even date herewith; or

               8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.     BANK'S RIGHTS AND REMEDIES

               9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default (and after the expiration of any applicable cure period), Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                      (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                      (c) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                      (d) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                      (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral;

                      (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable;

                      (g) Bank may credit bid and purchase at any public sale;
and

                      (h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

               9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance insofar as they relate to the Collateral. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Advances hereunder is terminated.

               9.3 Bank Expenses. If Borrower fails to pay any amounts as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

               9.4 Bank's Liability for Collateral. So long as Bank complies with Section 9207 of the Code and reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Subject to the foregoing, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

               9.5 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or
                                       16
remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

               9.6 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.    NOTICES

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:      Abgenix, Inc.
                             7601 Dunbarton Circle
                             Fremont, CA 94555
                             Attn: President
                             FAX: (510) ___________________

        If to Bank:          Silicon Valley Bank
                             1731 Embarcadero Road, Suite 220
                             Palo Alto, CA  94303
                             Attn: Mr. Gary Reagan
                             FAX: (415) 812-0640

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

               This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.    GENERAL PROVISIONS

               12.1   Successors and Assigns.

                      (a) This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's obligations, rights and benefits hereunder.

                      (b) Bank may sell, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Agreements, without the approval of Borrower, but with prompt subsequent notice to Borrower; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 12.1. Notwithstanding the sale, negotiation or grant of participations, Bank shall remain solely responsible for the performance of its obligations under this Agreement, Bank shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Bank in connection with this Agreement and the other Loan Documents.

                      (c) The grant of a participation interest shall be on such terms as the Bank determines are appropriate, provided only that: (1) the holder of such a participation interest shall not have any of the rights of Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.7, provided that the aggregate amount that the Borrower shall be required to pay under Section
2.5 with respect to any ratable share of the Committed Line or any Advance (including amounts paid to participants) shall not exceed the amount that Borrower would have had to pay if no participation agreements had been entered into; (2) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Agreement other than those which (i) increase the amount of the Committed Line, (ii) extend the term of this Agreement, (iii) decrease the rate of interest or the amount of any fee or any other amount payable to Bank under this Agreement, (iv) reduce the principal amount payable under this Agreement, or (v) extend the date fixed for the payment of principal or interest or any other amount payable under this Agreement; and (3) Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Agreement.

                      (d) The Bank may assign, from time to time, all or any portion of its pro rata share of the Committed Line to an Affiliate of the Bank or (with prompt subsequent notice to Borrower) to any Federal Reserve Bank, or, subject to the prior written approval of Borrower (which approval will not be unreasonably withheld), to any other financial institution; provided, that with respect to an assignment that is subject to the prior approval of Borrower (i) the amount the Committed Line being assigned pursuant to each such assignment shall in no event be less than $2,500,000 and shall be an integral multiple of $500,000 and (ii) the parties to each such assignment shall execute and deliver to Borrower an assignment agreement in a form reasonably acceptable to each. Upon such execution and delivery, from and after the effective date specified in such assignment agreement (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, have the rights and obligations of a Bank hereunder and (y) Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to this Section 12.1(d)), and, in the case of an assignment agreement covering all or the remaining portion of Bank's rights and obligations under this Agreement, Bank shall cease to be a party hereto. In the event of an assignment hereunder, the parties agree to amend this Agreement to the extent necessary to reflect the mechanical changes which are necessary to document such assignment and which are standard for a multi-bank credit facility. Each party shall bear its own expenses (including, without limitation, attorneys' fees and costs) with respect to such an amendment.

               12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise

(including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

               12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

               12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Sections 2.5 and 12.2 to the extent they remain inchoate at the time outstanding payment Obligations are paid in full) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in
Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Advances or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

               12.8 Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. Notwithstanding any provision of this Agreement to the contrary, prior to the occurrence of an Event of Default neither Borrower nor any of any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussions of, any document, information or other matter that (i) constitutes non-financial trade secrets, or (ii) in respect to which disclosure to Bank (or designated representative) is then prohibited by (a) law, or (b) an agreement binding upon Borrower or any Subsidiary that was not entered into by Borrower or such Subsidiary for the primary purpose of concealing information from Bank.

               12.9 Guaranty. The Guaranty shall terminate upon the date that Borrower receives net proceeds of not less than Twenty Million Dollars ($20,000,000) from the sale of its equity securities under a registration statement filed under the Securities Act of 1933, as amended, provided an Event of Default does not exist before such date or would not exist after giving effect to such termination.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         ABGENIX, INC.


                                         By:    /s/ R. Scott Greer
                                           -------------------------------------

                                         Title: President
                                              ----------------------------------




                                         SILICON VALLEY BANK


                                         By:    /s/ [unreadable]
                                           -------------------------------------

                                         Title:
                                              ----------------------------------

                                    EXHIBIT A


        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All personal property, goods, fixtures, equipment, inventory, appliances, furniture and furnishings, building service equipment, building materials, and all replacements thereof (the "Improvements"), which Improvements resulted from that certain work performed pursuant to the following invoices:

        Mo/Yr         Vendor        Ck No.         Ck. Date             Cost
        -----         ------        ------         --------             ----







        (b) Any and all proceeds of the foregoing.

                                   EXHIBIT A-1


        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

        (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                      DATE:_________________

FAX#:  (408) 432-3249                                     TIME:_________________

================================================================================

FROM:
    ----------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
            --------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                    ------------------------------------------------------------

PHONE NUMBER:
            --------------------------------------------------------------------

FROM ACCOUNT #                              TO ACCOUNT #
              ----------------------                    ------------------------

REQUESTED TRANSACTION TYPE                         REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                $___________________________________
PRINCIPAL PAYMENT (ONLY)                    $___________________________________
INTEREST PAYMENT (ONLY)                     $___________________________________
PRINCIPAL AND INTEREST (PAYMENT)            $___________________________________

OTHER INSTRUCTIONS:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
================================================================================


================================================================================

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


----------------------------------        --------------------------------------
           Authorized Requester                             Phone #


----------------------------------        --------------------------------------
           Received By (Bank)                               Phone #


                   ------------------------------------------
                          Authorized Signature (Bank)

================================================================================

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:       ABGENIX, INC.


      The undersigned authorized officer of Abgenix, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached hereto is a copy of Borrower's financial statements for such period, which the undersigned officer further certifies are prepared in accordance with Generally Accepted Accounting Principles as consistently applied from one period to the next, except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

        REPORTING COVENANT                         REQUIRED                                   COMPLIES

        Quarterly Financials                       Quarterly within 45 days                   Yes    No
        Audited Annual Financials                  FYE within 90 days                         Yes    No
        10-Q (Guarantor)                           Quarterly within 5 days of filing          Yes    No
        10-K (Guarantor)                           FYE within 5 days of filing                Yes    No
        Monthly Financials                         See Agreement                              Yes    No


        FINANCIAL COVENANT                         REQUIRED             ACTUAL                COMPLIES

        Maintain:
          Minimum Tangible Net Worth               3x Borrower's
                                                   Obligations(1)       $________             Yes    No
          Maximum Debt/Tangible Net Worth          1.0:1.0(1)           ______:1.0            Yes    No
          Minimum Liquidity/Minimum Debt Service
          Coverage                                 (2)                  _________             Yes    No

1       After Guaranty terminates.

2 Liquidity of greater of (i) 2x Aggregate Obligations or (ii) 2 quarters of Cash Burn; covenant replaced by Debt Service Coverage when DSC>1.5 for 4 consecutive quarters. Applies to Guarantor and Borrower (consolidated) before Guaranty terminates, and Borrower alone after Guaranty terminates.

COMMENTS REGARDING EXCEPTIONS:  See Attached.   ================================

Sincerely,                                               BANK USE ONLY
                                                Received by:
--------------------------------------------                --------------------
SIGNATURE                                                    AUTHORIZED SIGNER
                                                Date:
--------------------------------------------         ---------------------------
TITLE
                                                Verified:
--------------------------------------------             -----------------------
DATE                                                         AUTHORIZED SIGNER

                                                Date:
                                                     ---------------------------

                                                Compliance Status:    Yes     No

                                                ================================

                     DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower: Abgenix, Inc.                                Bank: Silicon Valley Bank

================================================================================

LOAN TYPE. This is a Variable Rate, Term Loan of a principal amount up to $4,300,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Tenant Improvements and Equipment Acquisition.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                                                            Loan
                                                                                            ----
        Amount paid to Borrower directly:                                                   $___
        Undisbursed Funds                                                                   $___

        Principal                                                                           $___

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

        Prepaid  Finance Charges Paid in Cash:                                              $___
               $43,000 Loan Fee (Already Paid)

        Other Charges Paid in Cash:                                                         $___
                    $___UCC Search Fees
                    $___UCC Filing Fees
                    $___Outside Counsel Fees and Expenses (Estimate)

        Total Charges Paid in Cash                                                          $___

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered _________________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF JANUARY 23, 1997.

BORROWER:

--------------------------------------------


--------------------------------------------
Authorized Officer


================================================================================

                         AGREEMENT TO PROVIDE INSURANCE


GRANTOR: Abgenix, Inc.                                 BANK: Silicon Valley Bank

================================================================================

      INSURANCE REQUIREMENTS. Abgenix, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

                  Collateral:   All Inventory, Equipment and Fixtures.
                  Type:         All risks, including fire, theft and liability.
                  Amount:       Full insurable value.
                  Basis:        Replacement value.
                  Endorsements: Loss payable clause to Bank with stipulation that coverage will not be cancelled or
                                diminished without a minimum of twenty (20) days' prior written notice to Bank.

      INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

      FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of January 23, 1997, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

      AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

      GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JANUARY 23, 1997.

GRANTOR:

Abgenix, Inc.


X  /s/ R. Scott Greer
   ---------------------------------
   Authorized Officer

================================================================================

                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION

DATE:                                     PHONE:
    -------------------                        ---------------------------------

AGENT'S NAME:
            --------------------------------------------------------------------
INSURANCE COMPANY:
                 ---------------------------------------------------------------
POLICY NUMBER:
             -------------------------------------------------------------------
EFFECTIVE DATES:
               -----------------------------------------------------------------
COMMENTS:
        ------------------------------------------------------------------------

================================================================================

                         CORPORATE RESOLUTIONS TO BORROW


================================================================================

BORROWER:            Abgenix, Inc.

================================================================================

        I, the undersigned Secretary or Assistant Secretary of Abgenix, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

        I FURTHER CERTIFY that attached hereto are true, correct and complete copies of the Corporation's Certificate of Incorporation and By-Laws, which are in full force and effect as of the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

        BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

            NAMES                      POSITIONS             ACTUAL SIGNATURES
            ------------------------------------------------------------------

-----------------------------   ------------------------    --------------------


-----------------------------   ------------------------    --------------------


-----------------------------   ------------------------    --------------------


-----------------------------   ------------------------    --------------------


-----------------------------   ------------------------    --------------------
acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of January 23, 1997 (the "Loan Agreement").

        GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

        NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on January 23, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.


                             CERTIFIED TO AND ATTESTED BY:


                             X
                              --------------------------------------------------

================================================================================

                                        2